Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-1 Amendment No.1 - Registration No. 333-264306) and the related prospectus of Alpha Tau Medical Ltd. And to the incorporation by reference therein of our report dated March 28, 2022, with respect to the consolidated financial statements of Alpha Tau Medical Ltd. Included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
May 03, 2022	A Member of Ernst & Young Global